  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Post-Effective Amendment to the Registration Statement on Form S-1 of our report dated November 21st, 2015 with respect to the audited consolidated financial statements of Emerald Data Inc. for the years ended August 31st, 2015 and 2014. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ AJSH & Co, LLP

New Delhi, India

September 5, 2016